Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

Dated May 29, 2009

from

CAPMARK FINANCIAL GROUP INC.

-and-

The Grantors referred to herein

as Grantors

to

CITIBANK, N.A.

as Collateral Agent

Schedules

Schedule I	-	Investment Property
Schedule II	-	Assigned Agreements
Schedule III	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule IV	-	Changes in Name, Location, Etc.

Exhibits

Exhibit A	-	Form of Security Agreement Supplement

i

SECURITY AGREEMENT

SECURITY AGREEMENT, dated May 29, 2009 made by CAPMARK FINANCIAL GROUP INC., a Nevada corporation (the “Borrower”), and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”), to CITIBANK, N.A., as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as defined below), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

(1)   The Grantors have entered into that certain Term Facility Credit and Guaranty Agreement dated as of May 29, 2009 (as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agents (each as defined therein).

(2)   Each Grantor is the owner of the shares of stock or other Equity Interests set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein (the “Initial Pledged Equity”).

(3)   Each Grantor is the creditor with respect to the indebtedness set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein (the “Initial Pledged Debt”).

(4)   The Borrower has opened (a) a joint deposit/securities account with Account No. 796676 (the “Cash Collateral Account”), with Citibank, N.A. at its office at 388 Greenwich Street, 14th Floor, New York, New York  10013 in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent, (b) a joint deposit/securities account with Account No. 796677 (the “Interest Cash Collateral Sub-Account”) with Citibank, N.A. at its office at 388 Greenwich Street, 14th Floor, New York, New York  10013 in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent, (c) a joint deposit/securities account with Account No. 796678 (the “Reserve Cash Collateral Sub-Account”) with Citibank, N.A. at its office at 388 Greenwich Street, 14th Floor, New York, New York  10013 in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and (d) a joint deposit/securities account with Account No. 796679 (the “Non-Reserve Cash Collateral Sub-Account”; together with the Cash Collateral Account, the Interest Cash Collateral Sub-Account and the Reserve Cash Collateral Sub-Account, the “Cash Collateral Accounts”) with Citibank, N.A. at its office at 388 Greenwich Street, 14th Floor, New York, New York  10013 in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of the Credit Agreement.

(5)   It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Agreement.  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(6)   Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1.               Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)           all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), general intangibles (including, without limitation, payment intangibles) and other obligations of any kind arising out of or in connection with or evidencing the Mortgage Loan Assets of such Grantor, including, without limitation, as set forth in Schedule I hereto, in each case whether or not arising out of or in connection with the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations, securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, general intangibles and other obligations, to the extent not referred to in clause (b), (c) or (d) below, being the “Receivables,” and any and all such supporting obligations, being the “Related Contracts”);

(b)           the following (the “Security Collateral”):

(i)            the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii)           all additional shares of stock and other Equity Interests in any issuer of the Initial Pledged Equity from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, the “Pledged Equity”) and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(iii)          the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt; and

(iv)          all additional indebtedness constituting Mortgage Loan Assets from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt,

being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(c)           each of the agreements listed on Schedule II hereto to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral, being the “Agreement Collateral”);

(d)           the following (collectively, the “Account Collateral”):

(i)            the Cash Collateral Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Accounts;

(ii)           all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)          all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(e)           all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(f)            all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (e) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an assignment or pledge to or grant of a security interest in any of the following Collateral (each, an “Excluded Asset”):  (i)  any Collateral to the extent (but only so long as) the granting of a security interest therein is prohibited by applicable law or regulation or by governmental authority or requires a consent not obtained of any governmental authority pursuant to such applicable law or regulation, or is prohibited by, or constitutes a breach of or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder or similar requirement, except to the extent that such applicable law or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; and (ii) any Excluded Mortgage Loan Assets.

Section 2.               Security for Obligations.  This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3.               Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.               Delivery and Control of Security Collateral.  (a)  All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto.  On the Closing Date, each applicable Grantor shall deliver (i) with respect to each item of Initial Pledged Debt, the original mortgage note or other promissory note bearing all intervening endorsements, endorsed “Pay to the order of              without recourse” and signed in the name of the last endorsee by an authorized person, and (ii) with respect to other Security Collateral, the related applicable certificates or instruments in suitable form for transfer by delivery.  Each applicable Grantor shall use its commercially reasonable efforts to, within 90 days following the Closing Date (or such later date as may be agreed by the Collateral Agent in its sole discretion), deliver to the Collateral Agent (x) consents of obligors or other counterparties to the Security Collateral to the grant of a security interest therein to the Collateral Agent hereunder and (y) such other consents, duly executed instruments of transfer, assignments in blank, or assignment and assumption agreements as may be required pursuant to the related underlying agreements or as otherwise reasonably requested by the Collateral Agent, and all in form and substance reasonably satisfactory to the Collateral Agent.   For the avoidance of doubt, after the date hereof, each applicable Grantor shall deliver, in connection with any Receivable or Related Contract that is not included in Initial Pledged Debt and that is represented by an instrument or a certificate, an original mortgage note or other promissory note bearing all intervening endorsements, endorsed “Pay to the order of              without recourse” and signed in the name of the last endorsee by an authorized person.

(b)           With respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will cause the issuer thereof to either register the Collateral Agent as the registered owner of such security or agree with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”) (i) if the issuer thereof is wholly-owned by the Borrower and its Subsidiaries, within 10 days following the Closing Date and (ii) if the issuer thereof is not wholly-owned by the Borrower and its Subsidiaries, the Loan Parties shall use commercially reasonable efforts to comply with the foregoing as promptly as possible.

(c)           Upon the request of the Collateral Agent and following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

(d)           The Collateral Agent shall maintain continuous custody of all items of physical Security Collateral delivered to it by the Grantors hereunder in a secure facility in accordance with its customary standards for such custody.

Section 5.               Maintaining the Account Collateral.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than contingent indemnity obligations not then due) shall remain unpaid or any Lender shall have any Commitment:

(a)           Each Grantor will maintain all Account Collateral only with the Collateral Agent or with banks (the “Pledged Account Banks”) that have agreed, in a record authenticated by the Grantor, the Collateral Agent and the Pledged Account Banks, to (i) comply with instructions originated by the Collateral Agent directing dispositions of funds in the Cash Collateral Accounts without the further consent of the Grantor and pursuant to Section 2.05(c)(iii), (iv), (v), (vi), (vii) and (viii) of the Credit Agreement and (ii) waive or subordinate in favor of the Collateral Agent all claims of the Pledged Account Banks (including, without limitation, claims by way of a security interest, lien or right of setoff or right of recoupment) to the Cash Collateral Accounts, which authenticated record shall be in form and substance reasonably satisfactory to the Collateral Agent.

(b)           The Collateral Agent shall have sole right to direct the disposition and distribution of funds with respect to the Cash Collateral Accounts (subject to Section 2.05(c) of the Credit Agreement), and it shall be a term and condition of each of the Cash Collateral Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Collateral Accounts, that upon an Event of Default, no amount (including, without limitation, interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Cash Collateral Accounts (subject to Section 2.05(c) of the Credit Agreement).

(c)           The Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Cash Collateral Accounts to satisfy the Grantor’s obligations under the Loan Documents if an Event of Default shall have occurred and be continuing (subject to Section 2.05(c) of the Credit Agreement).

Section 6.               Investing of Amounts in the Cash Collateral Accounts.  The Collateral Agent will, subject to the provisions of Sections 5, 7 and 17 from time to time (a) invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the Cash Collateral Accounts in such Cash Equivalents credited to the Cash Collateral Accounts as the Borrower may select and the Collateral Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner.  Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the relevant Cash Collateral Account.

Section 7.               Release of Amounts.  So long as no Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release, or direct the applicable Pledged Account Bank to pay and release, in accordance with the terms of Section 2.05(c) of the Credit Agreement, to the Borrower or at its order or, at the request of the Borrower, to the Administrative Agent to be applied as provided by the Credit Agreement such amount, if any, as is then on deposit in the Cash Collateral Accounts, in each case to the extent permitted to be released under the terms of the Credit Agreement.

Section 8.               Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)           Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule III hereto.  Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule III hereto except as set forth in Schedule IV hereto.

(b)           Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c)           None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(d)           If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(e)           The Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuer thereof indicated on Schedule I hereto.  The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, and is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent).

(f)            The Initial Pledged Debt constitutes all of the outstanding indebtedness constituting Mortgage Loan Assets owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(g)           The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been made available to the Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified from the versions made available to the Collateral Agent, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(h)           This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; all filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (B) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title) necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect; and such security interest is first priority.

(i)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, except for such approvals that have been obtained or notices given, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, except for such approval obtained or notices given, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and except for any instruments of transfer, assignments in blank, or assignment and assumption agreements, as may be required to be executed and delivered by the Collateral Agent to the applicable counterparties pursuant to the related underlying agreements in connection with any foreclosure or actual transfer of title (which such instruments and assignments each Grantor will use its best efforts to execute in blank and deliver by the applicable Grantor within 90 days following the Closing Date in accordance with Section 4(a)).

Section 9.               Further Assurances.  Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover the Collateral of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

Section 10.             Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts.  (a)  No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 8(a) of this Agreement without first giving at least 15 days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements, Receivables and Related Contracts.  If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b)           Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements and Receivables.  In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction following its receipt of notice from the Collateral Agent that it is exercising remedies against the Collateral following the occurrence and during the continuance of an Event of Default, will take) such action as such Grantor or (if such notice has been delivered and remains effective) the Collateral Agent may deem necessary to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its exercise of remedies against the Collateral, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts, of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables, and Related Contracts to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Cash Collateral Accounts and either (A) released to such Grantor on the terms set forth in Section 7 so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 17(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon or release any Liens securing or otherwise relating to any Assigned Agreements, Receivables or Related Contracts.  No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 11.             Voting Rights; Dividends; Etc.  (a)  So long as no Event of Default shall have occurred and be continuing:

(i)            Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral, taken as a whole.

(ii)           Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

(A)          dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B)           dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, and

(C)           cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii)          The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)            All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii)           All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 12.             As to the Assigned Agreements.  (a) Each Grantor will at its expense:

(i)            other than as set forth in Section 12(b), perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and, at the Collateral Agent’s direction following its receipt of notice from the Collateral Agent that it is exercising remedies against the Collateral following the occurrence and during the continuance of an Event of Default, take all such action to such end as may be requested from time to time by the Collateral Agent; and

(ii)           furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and (B) upon request of the Collateral Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(b)           So long as no Event of Default has occurred and is continuing, each Grantor may take any of the following acts; provided that, following receipt by each Grantor of notice from the Collateral Agent that it is exercising remedies against the Collateral following the occurrence and during the continuance of an Event of Default, each Grantor agrees that it will not without the Collateral Agent’s prior written consent, except to the extent otherwise permitted under the Credit Agreement:

(i)            cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(ii)           amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

(iii)          waive any default under or breach of any such Assigned Agreement; or

(iv)          take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of such Grantor thereunder or that would impair the interests or rights of any Secured Party.

(c)           Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(d)           All moneys received or collected in respect of the Assigned Agreements shall (i) so long as no Event of Default shall have occurred and be continuing, be transferred to the Cash Collateral Account and applied in accordance with the terms of the Credit Agreement, and (ii) except as otherwise provided in the Credit Agreement, if any Event of Default shall have occurred and be continuing, be applied as provided in Section 17(b).

Section 13.             Transfers and Other Liens; Additional Shares.  (a)  Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, that are not prohibited under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

Section 14.             Collateral Agent Appointed Attorney in Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for so long as an Event of Default has occurred and is continuing, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           to obtain and adjust insurance with respect to the Collateral,

(b)           to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)           to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d)           to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 15.             Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 18.

Section 16.             The Collateral Agent’s Duties.  (a)  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)           Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral.  In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 17.             Remedies.  If any Event of Default shall have occurred and be continuing, then, subject to Section 2.05(c) of the Credit Agreement with respect to the application of amounts credited to the Cash Collateral Accounts:

(a)           The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 19) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

(i)            first, paid to the Agents for any amounts then owing to the Agents pursuant to Section 9.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with the amounts then owing to the Agents; and

(ii)           second, paid to the Lenders for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with the amounts then owing to the Lenders.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)           All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent for the ratable benefit of the Secured Parties in the same form as so received (with any necessary indorsement).

(d)           The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e)           The Collateral Agent may send to each bank, securities intermediary or issuer party to any Uncertificated Security Control Agreement, a “Notice of Exclusive Control” as defined in and under such Agreement.

Section 18.             [Intentionally Omitted].

Section 19.             Amendments; Waivers; Additional Grantors; Etc.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)           Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 20.             [Intentionally Omitted].

Section 21.             Continuing Security Interest; Assignments under the Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

Section 22.             Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor that is not prohibited under the terms of the Loan Documents, the security interest granted hereby shall be automatically terminated and released in full and the Collateral Agent will, at such Grantor’s expense, (i) if such Collateral being disposed of constitutes physical Security Collateral delivered to the Collateral Agent hereunder, at the written request of such Grantor at least seven Business Days prior to such anticipated disposition, return such item of Security

Collateral to the Grantor, it being understood that in such notice such Grantor may request such item of physical Security Collateral to be delivered directly to a third-party purchaser or escrow agent no later than two Business Days prior to the anticipated date of such disposition, and (ii) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that, in the event that such sale, lease, transfer or other disposition of such item of Collateral does not occur within fifteen (15) days (or such later date as may be agreed by the Collateral Agent in its sole discretion)  from the delivery of such item of Collateral to the applicable Grantor or to a third-party purchaser or escrow agent, the applicable Grantor or third-party purchaser or escrow agent shall deliver such item of Collateral to the Collateral Agent no later than twenty (20) days (or such later date as may be agreed by the Collateral Agent in its sole discretion), after the delivery of such item of Collateral to the applicable Grantor or third-party purchaser or escrow agent; provided, further, however, that (x) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.05 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.05 of the Credit Agreement, and (y) if such Grantor has received notice from the Collateral Agent that it is exercising remedies against the Collateral following the occurrence and during the continuance of an Event of Default, no Collateral shall be released from the Collateral Agent’s security interest hereunder without the Collateral Agent’s prior written consent.  Upon any modification or amendment of any item of physical Security Collateral delivered to the Collateral Agent hereunder, the Collateral Agent shall upon the written request of the applicable Grantor, unless the Collateral Agent shall have notified such Grantor that it is exercising remedies against the Collateral following an Event of Default, return such item of Security Collateral to the Grantor for its replacement or modification, following which such Grantor shall promptly deliver the new or modified item of the Collateral to the Collateral Agent in accordance with this Agreement.

(b)           Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnity obligations not then due) and (ii) the Termination Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 23.             Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 24.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CAPMARK FINANCIAL GROUP INC., as the Company

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Executive Vice President and Chief Financial Officer

CAPMARK FINANCE INC., as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Executive Vice President and Chief Financial Officer

CAPMARK CAPITAL INC., as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

NET LEASE ACQUISITION LLC, as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

CAPMARK INVESTMENTS LP, as a Guarantor

By:	/s/ Keith Kooper
	Name:	Keith Kooper
	Title:	President

MORTGAGE INVESTMENTS, LLC, as a Guarantor

By:	/s/ Jay N. Levine
	Name:	Jay N. Levine
	Title:	President

SJM CAP, LLC, as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

CRYSTAL BALL HOLDING OF BERMUDA LIMITED, as a Guarantor

By:	/s/ Peter A. Widmann
	Name:	Peter A. Widmann
	Title:	President

COMMERCIAL EQUITY INVESTMENTS, INC., as a Guarantor

By:	/s/ Anne E. Kelly
	Name:	Anne E. Kelly
	Title:	Treasurer

CAPMARK AFFORDABLE EQUITY
HOLDINGS INC., as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

SUMMIT CREST VENTURES LLC, as a Guarantor

By:	/s/ Peter A. Widmann
	Name:	Peter A. Widmann
	Title:	President

CAPMARK REO HOLDING COMPANY LLC, as a Guarantor

By:	/s/ Paul W. Kopsky Jr.
	Name:	Paul W. Kopsky Jr.
	Title:	President

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